                                                                   EXHIBIT 10.10


                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is dated as of April 21, 1999 by and between Motorcycle Centers of America, Inc., a Nevada corporation ("Buyer") and the persons whose names are set forth on the signature page of this Agreement or on Schedule A hereto (collectively referred to herein as "Seller"), and Management which includes Hilts, Westall and Rusnak, the holders of all of the outstanding shares of Case's Ladder, Inc., a California corporation ("CL").

This Agreement sets forth the terms and conditions upon which Seller has agreed to sell and Buyer has agreed to purchase from Seller all of the outstanding shares of the common stock of CL (the "CL Shares"). Seller represents and warrants that Seller owns all of the outstanding shares of the common stock of CL, and that no class of shares or securities requiring the issuance of common or preferred stock of CL exists other than as set forth herein.

In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SALE OF THE SHARES

1.01 Shares Being Sold

Subject to the terms and conditions of this Agreement, Seller is selling, assigning and delivering the CL Shares to Buyer at the closing provided for in
Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, claims or encumbrances of any kind or nature whatsoever.

1.02 Consideration

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements of Seller contained herein and in consideration for the sale, assignment and delivery of the CL Shares and in full payment therefor:

      1.02(a) Buyer shall issue to Seller at the Closing an aggregate of 700,000 shares of common stock of Buyer (the "Buyer Shares") in the form of certificates registered in the names and amounts as listed in Schedule A hereto. The Buyer Shares shall be "restricted securities" as that term is defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Act").


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

      1.02(b) For one (1) year from the Closing, Seller and each of them, shall have the right and privilege, at their option, to have their Buyer Shares registered for sale at Buyers expense (except for commissions to brokers or underwriters, which shall be paid by Buyer) as part of any registration the Company files and to sell their shares in the Company's offering of its shares to the public to the extent, and only to the extent, that the Company's directors and/or officers, or any of them have such registration rights and sale privileges. If Rule 144 shall be available to any Buyer, Buyer shall utilize Rule 144 to effect the sale of Buyer's Shares to the greatest extent possible.

      1.02(c) On or before April 17, 1999, Seller shall perform, at Seller's own expense, an audit of all of the business of CL, including but not limited to any and all financial records, inventories, accounts receivable and payable, and lists of equipment. Seller shall promptly transmit to Buyer a copy of said audit. Buyer shall then have ten business days after receipt thereof to approve or reject the audit.

      1.02(d) In the event that Buyer disapproves of any part of the audit, any document submitted by Management in the course of this transaction, any representation made by Management in the course thereof, or for any other reason, Buyer does not proceed with this transaction, Buyer and Management agree that the amount of damages Management would suffer thereby would be difficult to ascertain and would be incapable of being proven with any certainty. As a result, Buyer and Management agree that any amounts previously paid by Buyer at the time Buyer notifies Management that it will not complete the transaction will constitute liquidated damages for such failure by Buyer, and shall constitute Management's only remedy and compensation therefor.

      1.02(e)

            (i) After this transaction is completed, Frank Westall, Chip Hilts and Jeremy Rusnak shall each serve as Employees of CL on the terms and conditions set forth in the Employment Agreements attached hereto as Exhibit 1.02(d).

            (ii) Management represents that neither Seller nor CL has undertaken any transaction or transfer of any asset of CL in the calendar year preceding the date hereof, except in the ordinary course of business. Management further represents that Seller will make no transfer of any asset of CL prior to the Closing, other than in the ordinary course of business.


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

            1.02(f) On the Closing Date, except as set forth herein, Buyer will terminate Management's authority to write checks against, or have outstanding checks honored from the funds in CL's bank account. The persons set forth on Exhibit 1.02(f) shall have the authority to issue checks from CL's checking account not in excess of $2,000 each; but not to any of Seller or Seller's affiliates. Any checks so issued shall only be pursuant to internal account procedures established by Buyer. On the Closing Date, Management shall also deliver to Buyer a schedule setting forth those checks of CL that remain outstanding (the "Outstanding CL Checks"). To provide funds for the Outstanding CL Checks, Buyer shall, on the Closing Date, deposit into a conventional checking account, in the name of CL, funds sufficient to pay all Outstanding CL Checks, and shall cooperate with Management to enable such funds to be used in fully satisfying all Outstanding CL Checks. Buyer shall thereafter indemnify Management from and against all claims and liabilities attributable to Outstanding CL Checks.

      1.03 The Closing

      The Closing of the transactions provided for in Sections 1.04 and 1.05 shall take place at the offices of Buyer's counsel, David L. Kagel, Esq., 1801 Century Park East, Suite 2500, Los Angeles, California 90067, within 21 days of the date of this Agreement or at such time and place as shall be mutually agreed upon by Buyer and Seller. The date of the Closing is referred to herein as the "Closing Date".

      1.04 Delivery by Seller

      At the Closing, Management shall deliver to Buyer:

            (i) a certificate or certificates representing the CL Shares endorsed in blank and otherwise in form acceptable to Buyer for transfer on the books of CL;

            (ii) all contracts, books and records of CL not previously delivered to Buyer;

            (iii) the certificates of the officers of Seller in the form annexed hereto as Exhibit 1.04(iii); and

            (iv) the opinion of C. Timothy Smoot, Esq., counsel to Seller, in the form annexed hereto as Exhibit 1.04(iv).

      1.05 Delivery by Buyer

      Buyer shall make to Seller the payments provided in Section 1.02(a) hereof.


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2. ASSUMPTION OF CERTAIN LIABILITIES BY SELLER

For a period of four months, Management hereby assumes, jointly and severally, all liability claims by employees of CL as of the Closing Date attributable to occurrences prior to the Closing Date and agrees to indemnify and hold Buyer harmless from and against any and all liabilities, claims, costs and expenses, including attorney's fees, expended or incurred by Buyer with respect thereto. All such claims made or, after diligent inquiry are known to Management, are set forth on Exhibit 2 hereto.

3. REPRESENTATIONS AND WARRANTIES BY SELLER

Management, jointly and severally, hereby represents, warrants and covenants to Buyer as follows:

      3.01(a)

      CL is a corporation duly organized, validly existing, and in good standing under the laws of the state of California and is duly qualified to do business in all states in which such qualification is necessary.

      3.01(b)

            (i) The authorized capital stock of CL consists of 30,000,000 million shares of common stock, no par value, of which 10,585,061, shares are validly issued and outstanding, fully paid and nonassessable. Seller owns and shall deliver on the Closing Date all of such CL Shares, free and clear of any liens, claims, options, charges or encumbrances of any kind or nature whatsoever.

            (ii) Seller has the unqualified right to sell, assign and deliver the CL Shares to Buyer, has given no other person or entity any right in or to such CL Shares and upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to the CL Shares free and clear of all liens, claims, options, charges and encumbrances of any nature whatsoever, except restrictions on resale imposed by applicable federal and/or state laws and regulations.

            (iii) There are no outstanding options, warrants or rights or other agreements of any nature requiring or relating to the issuance by CL of any shares of its capital stock.


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

      3.01(c)

      CL has the corporate power and authority to carry on its business as presently conducted except as set forth on Exhibit 3.01(c).

      3.01(d)

      All obligations of Seller and CL under any Lease (as defined in Section
      5.03 below) are current as of the Closing Date.

3.02 No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the articles of incorporation or bylaws of CL or of any material contract, commitment, indenture or other agreement or restriction of any kind or character to which CL or Seller is a party or by which CL or Seller is or may be bound.

3.03 Financial Statements

Seller has delivered to Buyer the audited Financial Statements of CL (the "Financial Statements") as of December 31, 1998 and February 28, 1999 (the "Valuation Date"), copies of which are attached hereto as Exhibit 3.03. The Financial Statements are true and correct in all material respects and a fair and accurate representation of the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of CL as of such dates, stated on a basis consistent with that of previous periods.

3.04 Tax Returns

CL has duly filed all tax reports and returns required to be filed by it and has duly paid or accrued (except as set forth below) all taxes and other charges claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls); there are no tax liens upon any of CL's property or assets except for liens for current taxes not yet due and payable or as set forth on Exhibit 3.04 hereto; and except as may be noted on the Financial Statement, there are not now nor does Seller have knowledge, after reasonable inquiry, of any pending matters relating to or claims asserted for taxes or assessments against CL or any of its assets except as disclosed herein. Buyer agrees to make CL's books and records available to Seller at reasonable times in CL's or Buyer's facility for review and copying during the pendency of this transaction.


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3.05 Title to Properties; Encumbrances

CL has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, including without limitation the property and assets reflected on the Financial Statement (except for inventory and other properties and assets that have been sold or otherwise disposed of in the ordinary course of the business of CL since the Valuation Date). No such properties are subject to mortgage, pledge, lien, conditional sale agreement, encumbrance or charge of any nature whatsoever except: (a) liens shown on
Exhibit 3.05 as securing specified liabilities (with respect to which no default exists); (b) liens for current taxes not yet due; and (c) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto or materially impair the operations of CL and have arisen only in the ordinary course of business consistent with past practice.

3.06 Patents, Trademarks, Trade Names, Etc.

All patents, trademarks, trade names and assumed names, copyrights or licenses therefor held by CL, all of which are set forth on Exhibit 3.06, are valid and in good standing and free and clear of all liens and encumbrances of any and every nature and are not involved in any pending or threatened interference proceeding; to the best knowledge of Seller, after reasonable inquiry, none of the products manufactured or sold by CL and none of the formulae, processes, know-how or designations used in the business of CL infringe on any patent, trade secret, trademark, trade name or copyright of any other person.

3.07 Accounts Receivable

All accounts receivable of CL, as reflected in the Financial Statements, as adjusted for ordinary business transactions between the Valuation Date and the Closing Date, represent sales actually made in the ordinary course of business and the reserve for collectibility of receivables as reflected in the Financial Statements is adequate and was calculated in a way consistent with past practice. Except to the extent set forth in Exhibit 3.07 hereto, or for which adequate reserves have been established as reflected on the Financial Statements, there are not now any questions, controversies or disputes relating to any accounts receivable of CL.

3.08 Undisclosed Liabilities

Except to the extent reflected or reserved against in the Financial Statements, as of the Valuation Date CL had no liabilities or obligations of any nature, whether absolute, accrued, contingent or


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otherwise and whether due or to become due, except those that are not required by generally accepted accounting principles to be included in the Financial Statements. Further, Seller, following reasonable inquiry, does not know or have any reasonable ground to know of any basis for the assertion against CL as of the Valuation Date, of any liability or obligation of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

3.09 Financial Statement Errors

If subsequent to closing, Buyer discovers that there is a material variance between the assets and/or liabilities as disclosed in CL's audited Financial Statements and actual assets and/or liabilities, the Parties agree to negotiate any differences in good faith and if differences are agreed to, to adjust the amount of stock issued to Seller paid for CL's Shares. Such adjustment shall be based upon the closing bid price of Buyer's Shares at the time of signing this Agreement. Any dispute not settled by good faith negotiations shall be submitted to mediation in accordance with the dispute resolution paragraph of this Agreement.

3.10 Absence of Certain Changes

CL has not, since the Valuation Date and will not have from the Valuation Date to the Closing Date:

      3.10(a)

      Suffered any material adverse change in its financial condition, assets, liabilities, business or prospects, except those set forth in Exhibit 3.10(a) hereto;

      3.10(b)

      Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice or with respect to any agreement to which CL is subject or bound by;

      3.10(c)

      Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent or otherwise) other than liabilities shown or reflected in the Financial Statements or liabilities incurred since the Valuation Date in the ordinary course of business and consistent with past practice;


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

      3.10(d)

      Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged or subjected to any liens or encumbrances;

      3.10(e)

      Written down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof except for write offs of such items in the ordinary course of business;

      3.10(f)

      Canceled any other debts or claims or waived any rights of substantial value or sold or transferred any of its assets or properties, tangible or intangible, other than in the ordinary course of business and consistent with past practice;

      3.10(g)

      Disposed of or permitted to lapse any material patent, trademark or copyright or any application for any material patent, trademark or copyright;

      3.10(h)

      Disposed of or disclosed to any person any trade secret, formula, process or other know-how except pursuant to inquiries to purchase CL or its assets for which Confidentiality Agreements were obtained by Seller, all of which agreements are annexed hereto as Exhibit 3.10(h);

      3.10(i)

      Granted any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or plan or commitment) or any substantial increase in any compensation payable or to become payable to any officer or employee, and no such increase (whether general or otherwise) is required pursuant to any existing employment agreements or otherwise;

      3.10(j)

      Made any capital expenditures or commitments in excess of $20,000 for additions to its property, plant or equipment;

      3.10(k)


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

      Declared, paid or set aside for payment to its stockholders, any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

      3.10(1)

      Made any material change in any method of accounting or accounting practice.

3.11 Litigation

Except to the extent set forth in Exhibit 3.11 hereto there are no actions, proceedings or investigations pending or, after reasonable inquiry and to the knowledge of Seller, threatened against CL and Management does not know or have any reason to know of any basis for any such action, proceeding or investigation.

3.12 Disclosure

Management has disclosed to Buyer all facts material to the assets, prospects and business of CL known to Management. No representation or warranty by Management contained in this Agreement and no statement contained in any exhibit, list, certificate or writing furnished to Buyer pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of CL with accurate and complete information which any reasonable purchaser of CL would desire as to CL and its affairs.

3.13 Exhibits

Each of the Exhibits to this Agreement is incorporated into this Agreement and made a part hereof, and is true, accurate and complete.

3.14 Material Events or Conditions

After reasonable inquiry, to the best knowledge of Management, there is no event or condition of any kind or character pertaining to the business, assets or prospects of CL that may materially or adversely affect such business, assets or prospects.

4. REPRESENTATIONS AND WARRANTIES BY BUYER


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

Buyer hereby represents, warrants and covenants to Seller as follows:

4.01 Organization, Etc.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.

4.02 Authority

The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer. The officers of Buyer acting on behalf of Buyer with respect to these transactions and executing this Agreement on behalf of Buyer have been duly authorized by all necessary and appropriate corporate action to take such actions and to execute this Agreement.

4.03 No Violation

Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute any violation or default under any term or provision of the articles of incorporation or bylaws of Buyer or of any material contract, commitment, indenture or other agreement or restriction of any kind or character to which Buyer is a party or by which Buyer is bound.

4.04 Investment Experience

Buyer has significant knowledge and experience in financial and business matters enabling it to evaluate the significant risks associated with its acquisition of the CL Shares.

5. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

5.01 Survival of Representations

All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof for a period of one year.

5.02 Existing Lease

Exhibit 5.02 contains a true and complete copy of the Lease Agreement dated January 4, 1999 (the "Lease") on Seller's business premises located at 11372 Trask Avenue, Garden Grove, CA 92643 (the "Premises").


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As further consideration for the purchase hereunder, Buyer agrees to assume and fulfill CL's obligations to pay all rent under the Lease after the Closing Date for so long as CL may continue to occupy the Premises, and to indemnify and hold the Seller harmless from any claims by, or demands from, the Landlord under the Lease related to, or arising from any failure to make such payments. Buyer will indemnify Seller from any liabilities and expenses resulting from its and/or CL's occupancy of the Premises and termination of the Lease following the Closing Date.

6. MISCELLANEOUS

6.01 Expenses

All fees and expenses incurred by CL in connection with the transactions contemplated by this Agreement shall be borne by CL and all fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

6.02 Insurance

Seller hereby assigns to Buyer the benefits under and proceeds of each and all existing policies of insurance coverage relating to products or services provided by CL of which policies Seller or CL is a beneficiary. Copies of all such policies shall be delivered to Buyer at the Closing. Seller further agrees to cause CL to be named the sole insured under such policies and to deliver evidence thereof satisfactory to Buyer within 30 days of the Closing Date. Such benefits and proceeds shall be utilized in satisfaction of claims, liabilities, costs and expenses of CL, if any, related to occurrences prior to the Closing Date. Following the payment of such benefits and proceeds, the indemnification provisions of Section 5.02 of this Agreement shall apply.

6.03 Further Assurances

From time to time, at Buyer's request and without further consideration, CL at its own expense will execute and transfer such documents and will take such other action as Buyer may reasonably request in order to more effectively consummate the transactions contemplated hereby.

6.04 Parties and Interests

All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, representatives, successors and permitted assigns of the parties hereto.


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6.05 Employment Agreements

At the Closing Buyer will enter into employment agreements in the form set forth in Exhibit 6.05 with Jeremy Case, Frank Westall and Chip Hilts.

6.06 Prior Agreements; Amendments

This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.07 Representation

Each of the representations and warranties contained herein shall be true and accurate as of the date of this Agreement and as of the Closing Date.

6.08 Counsel

Buyer and CL confirm that they have each been represented by counsel of their choice in the negotiation of this Agreement and the transactions contemplated hereby.

6.09 Headings

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.10 Governing Law and Judicial Proceedings

This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of California without regard to its conflict of laws rules. Any judicial proceedings brought by Buyer against Seller with respect to this Agreement must be brought in a court of competent jurisdiction in the County of Los Angeles, State of California.

6.11 Dispute Resolution

The Parties agree to submit any and all disputes between them arising under or in relation to this Agreement to mediation with a mediator approved by both parties. If the Parties resolve their disputes through mediation, the Parties shall share the costs of mediation evenly but pay their own attorneys' fees and other


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

expenses related to mediation. If mediation fails to resolve all disputes within thirty (30) days after submission to the mediator, then either Party may file a law suit or request arbitration. The Parties agree that a good faith attempt at mediation is a precondition to filing a law suit. The prevailing Party in any law suit or arbitration relating to the transactions contemplated by this contract shall be entitled to costs and expenses including reasonable attorneys fees and attorneys fees and expenses incurred in connection with mediation that failed to resolve the dispute(s).

6.12 Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to Buyer:

eUniverse, Inc.
264 South La Cienega Blvd., Suite 305
Beverly Hills, California 90211
Attn: President

Telephone: (310) 546 - 5437
Facsimile: (310) 546 - 2807

With a copy to:

David L. Kagel, Esq.
1801 Century Park East, 25th Floor
Los Angeles, California 90067-2327

Telephone: (310) 553 - 9009
Facsimile: (310) 553 - 9693

If to Seller:

Frank Westall
3863 Calle Loma Vista
Newberry Park, CA 91320
Telephone: (805) 375-0196
Fax: (805) 375-1126

With a copy to:

C. Timothy Smoot, Esq.
Suite 174


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

23505 Crenshaw Blvd.
Torrance, CA 90505-5221
Telephone: (310) 530-3366
Fax: (310) 530-2211

6.13 Counterparts

This Agreement may be executed simultaneously in several Counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.14 No Third Party Beneficiaries

This Agreement is for the benefit of Buyer and Seller only and is not intended to nor shall it operate to create any third party beneficiary or other rights in any other person or entity.

6.15 Assignment

Neither party may assign its rights under this Agreement or delegate its duties or obligations hereunder absent the prior written consent of the other party.

6.16 Brokers

If either party has retained, or is claimed to have retained, a broker or finder in connection with this transaction, the party which so retained, or is claimed to have retained, the broker or finder shall indemnify and hold the other party harmless from any and all claims, fees and/or compensation sought by such actual or alleged broker or finder.

6.17 Investment Intent; No Distribution

CL and each of the Seller is acquiring the Buyer Shares to be issued pursuant to this Agreement for his, her or its own account, for investment and not as a nominee and not with a present view to the redistribution thereof. Seller is aware that there are legal and practical limits on Seller's ability to dispose of the Buyer Shares and therefore that Seller must bear the economic risk of holding the Buyer's Shares for an indefinite period of time and has adequate means of providing for his, her or its current needs and possible personal contingencies and has adequate other means for providing for Seller's financial needs. By making the representations in this Section 6.16 Seller does not agree to hold the Buyer's Shares for any minimum or other specific term and reserves the right to dispose of the Buyer Shares at any time in accordance with or pursuant to a registration statement under the Act or an exemption from registration under the Act.


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

6.18 No General Solicitation

The Buyer Shares were not offered to Seller and Seller is not aware of any form of general solicitation or general advertising, including without limitation (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(b) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6.19 Restricted Securities

Seller understands that the Buyer Shares to be issued at the Closing are "restricted securities" under Federal Securities Laws in as much as they are being acquired from Buyer in a transaction not involving any public offering and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption from such registration. In this connection Seller and each of them represents that Seller is familiar with or has been addressed by counsel concerning Rule 144 under the Act, as presently in effect and understands the resale limitations imposed thereby and by the Act.

6.20 Disposition

Without in any way limiting the representations set forth above, for one (1) years from the Closing Date, except for transfers to holders of options to purchase CL Shares as reflected in Schedule A, Seller further agrees not to make any disposition of all or any portion of the Buyer's Shares unless and until (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Buyer Company Seller shall have furnished Buyer with an opinion of counsel, reasonably satisfactory to Buyer that such disposition is being made in accordance with the rules and regulations under the Act.

6.21 Exempt Transaction

Seller understands that Buyer Shares are being issued and sold in reliance on specific exemptions from the registration requirements of the Act and state securities laws and the representations, warranties and covenants set forth herein are being relied upon by Buyer in determining that applicability of such exemptions and the suitability of Seller to acquire such Shares.


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

6.22 Legend

It is understood that any and all certificates representing Buyer Shares shall bear substantially the following legend:

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws or the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto on the date first above written.

MOTORCYCLE CENTERS OF AMERICA, INC.


By:__________________________________
   Brad Greenspan, President


CASE'S LADDER, INC.


By:__________________________________
FRANK WESTALL, CEO, for SELLER


_____________________________________
FRANK WESTALL, CEO and Chairman


_____________________________________
CHIP HILTS, COO and CFO


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

They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto on the date first above written.

MOTORCYCLE CENTERS OF AMERICA, INC.

By: /s/ Brad Greenspan
    -----------------------------------
    Brad Greenspan, President


CASE'S LADDER, INC.

By: /s/ Frank Westall
    -----------------------------------
FRANK WESTALL, CEO, for SELLER

/s/ Frank Westall
---------------------------------------
FRANK WESTALL, CEO and Chairman

/s/ Chip Hilts                  4/21/99
---------------------------------------
CHIP HILTS, COO and CFO

                                   SCHEDULE A

                              CASE'S LADDER INC.

Name of Shareholder         No. of Shares of        No. of Shares of Motorcycle
("Seller")                  Case's Ladder, Inc.     Centers of America, Inc.
----------                  -------------------     ------------------------

                              MANAGEMENT AGREEMENT

This agreement dated April 19, 1999, is made by and between Entertainment Universe, referred to as the "Company", and Edward L. Hilts

1. Services. The Company hereby employs Edward Hilts to perform the following services in accordance with the terms and conditions set forth in this agreement: Mr Hilts will consult with the officers and employees of the Company concerning matters relating to the management and organization of the Company, their financial policies, the terms and conditions of employment, and generally any matter arising out of the business affairs of the Company.

2. Terms of Agreement. This agreement will begin upon the Company's acquisition of Cases Ladder, Inc., and will run for a period of no less than 12 months from the acquisition. Either party may cancel this agreement on sixty (60) days notice to the other party in writing, by certified mail or personal delivery. Upon termination of employment by the Company for any reason, Edward Hilts shall be paid 1 years pay, including options and bonus, by the Company.

3. Place Where Services Will Be Rendered and Responsibilities. Mr. Hilts shall perform most services in accordance with this contract in his own offices and/or home. In addition, Mr. Hilts will perform services on the telephone and at such other places as designated by the Company to perform these services in accordance with this agreement. The responsibilities will be as follows but will not be limited to: (a) Management of the Cases Ladder Internet site and all activities associated with it; (b) Involvement in the growth and management of all activities related to On-line entertainment and community; (c) Activities related to software sales and Company acquisitions.

4. Payment to Edward Hilts. Mr. Hilts will be paid at the rate of $9166.67 per month on a biweekly basis for work performed in accordance with this agreement. All taxes and appropriate deductions will be administrated by the Company.

5. Additional Consideration to Edward Hilts. Mr. Hilts will be entitled to a bonus no less than once per year, payable every six months from the date of the acquisition of Cases Ladder. The bonus for Edward Hilts shall be based on performance criteria set by the compensation committee.

6. Expenses incurred by Edward Hilts. Mr. Hilts will receive reimbursement for all Company-mandated travel, mileage, entertainment and other reasonable out-of-pocket expenses. Mr. Hilts will submit a statement setting forth the expenses, and the Company will pay the amounts due within ten (10) days of receipt.

7. Stock Options to Edward Hilts. Mr. Hilts will be granted stock options at the quantity of 60K shares at a price of $10 per share option. These options will vest quarterly equally over a 36 month period under the terms and conditions of eUniverse's Stock Option Plan. The first option for 5,000 shares shall be granted no later than 45 days after the purchase of such acquisition. The exercise price of the options will be at $10 per share and in accordance with the stock option plan.

8. Additional Benefits. The Company will offer Mr. Hilts, the opportunity to participate in its medical, dental, life insurance, and other benefit programs such as a car allowance and monthly expenses at a minimum equal to his current medical/insurance/dental plan, but at terms no less favorable than those offered to its officer of the Company.

9. Loans and deferred pay to the Company. Upon completion of the sale of Case's Ladder to Entertainment Universe all loans as well as deferred pay that Cases Ladder owes to Mr. Hilts shall be paid. The amount is not to exceed $10,000.00. This obligation shall remain in force despite any termination of this agreement, with or without cause. In addition, the Company shall provide Mr. Hilts with a 3 year $28,000

Page 2
Management Agreement


loan in the form of a Note Payable. Such Note shall carry no interest for 12 months, and after 12 months interest shall be charged at 7%. The 3 year note shall be secured by an Mr. Hilt's stock in the Company. In addition, 50% of any money received from bonuses and 50% of any profits Mr. Hilts receives from either exercise of his options and sale of the stock received or from the Company repurchasing such options, shall go towards repayment of the Note. A check for the full amount of deferred pay as well as the loan shall be made to Mr. Hilts no later than two weeks after the signing of the employment agreement.

10. Confidential Information. Mr. Hilts agrees that any information received by the him during any furtherance of the employee's obligations in accordance with this contract, which concerns the personnel, financial or other affairs of the Company will be treated by the employee in full confidence and will not be revealed to any other persons, firms or organizations except as necessary and appropriate for Mr. Hilts to perform his duties under this Agreement or in response to legal process.

11. Registration Rights. The Company agrees to register all option shares issued to Edward Hilts so that they are tradable in the public market upon issuance.

12. Governing Law - This Agreement shall be construed and its performance enforced in accordance with the laws of the State of California, excluding its choice of law provisions.

13. Modifications - Any and all modifications, amendments or additions to this Agreement shall be in writing. Similarly, any and all waivers of any terms of this Agreement shall be in writing. Any and all oral modifications, amendments, additions, and/or waivers shall be unenforceable.

14. Dispute Resolution - The Parties agree to submit any disputes arising under or in relation to this Agreement to mediation with a mediator approved by the Parties. If the Parties resolve their disputes through mediation, they shall share the costs of mediation evenly but pay their own attorneys' fees and other expenses related to mediation. If mediation fails to resolve all disputes within thirty (30) days after submission to the mediator, then either Party may file a law suit or request arbitration. The Parties agree that mediation is a pre-condition to filing a law suit. The prevailing Party in any law suit or arbitration relating to the transactions contemplated by this Agreement shall be entitled to costs and expenses including reasonable attorneys fees and the attorneys fees and expenses incurred in connection with mediation that failed to resolve the dispute.

15. Severability - If a court of competent jurisdiction or arbitrator finds that one or more provisions of this Agreement is or are illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect as if such provision or provisions never existed.

16. Waiver - No Party's right to require performance of another Party's obligations under this Agreement shall be affected by any previous delay in enforcing such right, express waiver of prior similar right to require performance, or course of dealing.

17. Integration Clause. This Agreement constitutes the entire understanding between the Parties and supersedes all prior proposals and agreements, oral or written, and all prior or contemporaneous communications between the Parties relating to the subject of this Agreement. This Agreement may only be amended or modified by a writing signed by the Party against whom such amendment or modification is sought to be enforced.

18. Notices. Notices under this Agreement shall be sufficient only if sent (a) by overnight courier, or (b) by facsimile or other electronic means and by U. S. Mail, or (c) personally delivered to the other Party. Notices shall be addressed as follows:

To the Company:                       To Consultant

Page 3
Management Agreement


                                      Edward Hilts
                                      4404 Beaconsfield Ct.
                                      Westlake Village, CA 91361
Telephone:                            Telephone: (818)706-2214
Fax:                                  Fax: (818) 735-4937

Any Party may change the above information by giving written notice as set forth above.

19. Counterparts. This Agreement may executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties execute this Agreement as of the last date written below.

Date: April 21, 1999                  ENTERTAINMENT UNIVERSE, INC.


                                      By:
                                          --------------------------------------

                                      ------------------------------------------
                                               Print Name and Title

Date: April 21, 1999                  /s/ Edward Hilts
                                      ------------------------------------------
                                                  Edward Hilts

-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Data
-----------------------------------------------------------------------------------------------------------------------------
Nominee                      Name                  Phone               SSN                  CL Shrs            eUniverse Shrs
-----------------------------------------------------------------------------------------------------------------------------
Edward Hilts                 David Gelhoff         818-706-2214        (blank)                   5,000                    331
                             ------------------------------------------------------------------------------------------------
                             Diana Bingham         818-706-2214        (blank)                   5,000                    331
                             ------------------------------------------------------------------------------------------------
                             Edward Hilts          818-706-2214        ###-##-####             627,500                 41,497
                             ------------------------------------------------------------------------------------------------
                             Mark Hilts            818-706-2214        (blank)                   7,500                    496
                             ------------------------------------------------------------------------------------------------
                             Randall Hayes         818-706-2214        (blank)                 100,000                  6,613
                             ------------------------------------------------------------------------------------------------
                             Robert Egan           818-706-2214        (blank)                   6,250                    413
-----------------------------------------------------------------------------------------------------------------------------
Edward Hilts Total                                                                             751,250                 49,681
-----------------------------------------------------------------------------------------------------------------------------
Frank Westall                Datiana Westall       805-375-1330        ###-##-####             250,000                 16,533
                             ------------------------------------------------------------------------------------------------
                             Frank Westall         805-375-1330        ###-##-####           3,437,500                227,322
                             ------------------------------------------------------------------------------------------------
                             Frankie Jean Westall  805-375-1330        ###-##-####             125,000                  8,266
                             ------------------------------------------------------------------------------------------------
                             Gabriel Westall       805-375-1330        na                      125,000                  8,266
                             ------------------------------------------------------------------------------------------------
                             Leilani Westall       805-375-1330        ###-##-####             125,000                  8,266
                             ------------------------------------------------------------------------------------------------
                             Noelani Westall       805-375-1330        ###-##-####             125,000                  8,266
-----------------------------------------------------------------------------------------------------------------------------
Frank Westall Total                                                                          4,187,500                276,919
-----------------------------------------------------------------------------------------------------------------------------
Gordon Landies               Abigail Landies       415-298-8786        ###-##-####              50,000                  3,307
                             ------------------------------------------------------------------------------------------------
                             Barbara Landies       415-298-8786        ###-##-####             300,000                 19,839
                             ------------------------------------------------------------------------------------------------
                             Gordon Landies        415-298-8786        (blank)               1,250,000                 82,664
                             ------------------------------------------------------------------------------------------------
                             Graham Landies        415-298-8786        ###-##-####              50,000                  3,307
                             ------------------------------------------------------------------------------------------------
                             Hannah Landies        415-298-8786        ###-##-####              50,000                  3,307
                             ------------------------------------------------------------------------------------------------
                             Ian Landies           415-298-8786        (blank)                  71,250                  4,712
                             ------------------------------------------------------------------------------------------------
                             Meghan Landies        415-298-8786        ###-##-####              50,000                  3,307
                             ------------------------------------------------------------------------------------------------
                             Richard Bruner        415-298-8786        ###-##-####              31,250                  2,067
-----------------------------------------------------------------------------------------------------------------------------
Gordon Landies Total                                                                         1,852,500                122,510
-----------------------------------------------------------------------------------------------------------------------------
Jarom Severson               Calvin Shueh          408-396-0572        (blank)                  24,375                  1,612
                             ------------------------------------------------------------------------------------------------
                             Jarom Severson        408-396-0572        ###-##-####              36,563                  2,418
-----------------------------------------------------------------------------------------------------------------------------
Jarom Severson Total                                                                            60,938                  4,030
-----------------------------------------------------------------------------------------------------------------------------
Jeremy Rusnak                Jason Oldenski        360-757-6479        (blank)                  18,750                  1,240
                             ------------------------------------------------------------------------------------------------
                             Jeremy Rusnak         360-757-6479        ###-##-####           2,093,750                138,462
                             ------------------------------------------------------------------------------------------------
                             Joe Rusnak            360-757-6479        (blank)                  12,500                    827
                             ------------------------------------------------------------------------------------------------
                             John Rusnak           360-757-6479        (blank)                  62,500                  4,133
                             ------------------------------------------------------------------------------------------------
                             Kim Rusnak            360-757-6479        (blank)                  31,250                  2,067
                             ------------------------------------------------------------------------------------------------
                             Sharon Rusnak         360-757-6479        (blank)                  62,500                  4,133
-----------------------------------------------------------------------------------------------------------------------------
Jeremy Rusnak Total                                                                          2,281,250                150,862
-----------------------------------------------------------------------------------------------------------------------------
(blank)                      Allen Bonaguro        714-539-9209        ###-##-####              65,000                  4,299
                             ------------------------------------------------------------------------------------------------
                             Ann Aynes             360-855-0792        ###-##-####             205,000                 13,557
                             ------------------------------------------------------------------------------------------------
                             C. Timothy Smoot      310-530-3366        (blank)                  20,313                  1,343
                             ------------------------------------------------------------------------------------------------
                             Colm Gallagher        310-318-9469        ###-##-####              33,750                  2,232
                             ------------------------------------------------------------------------------------------------
                             David Perez           805-376-3013        ###-##-####              20,313                  1,343
                             ------------------------------------------------------------------------------------------------
                             Greg Strelzoff        310-796-4944        (blank)                  79,688                  5,270
                             ------------------------------------------------------------------------------------------------
                             Joe Abrams            415-258-9117        ###-##-####             645,996                 42,720
                             ------------------------------------------------------------------------------------------------
                             Jon Phillips          714-207-7170        ###-##-####              31,250                  2,067
                             ------------------------------------------------------------------------------------------------
                             Kenneth Jamieson      415-298-8786        (blank)                  71,250                  4,712
                             ------------------------------------------------------------------------------------------------
                             Randall Darling       415-298-8786        (blank)                  71,250                  4,712
                             ------------------------------------------------------------------------------------------------
                             Ron Holt              805-644-2960        ###-##-####              20,313                  1,343
                             ------------------------------------------------------------------------------------------------
                             William Macaitis      630-910-0365        ###-##-####             187,500                 12,400
-----------------------------------------------------------------------------------------------------------------------------
(blank) Total                                                                                1,451,623                 95,998
-----------------------------------------------------------------------------------------------------------------------------
Grand Total                                                                                 10,585,061                700,000
-----------------------------------------------------------------------------------------------------------------------------